SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 23, 2016

RX Safes, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-193800	27-2928918
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

170 Green Valley Parkway, Suite 300 Henderson, NV	89012
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 702-800-4620

_______________________________________ ______________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

The information set forth in Item 5.02 is incorporated into this Item 1.01 by reference.

SECTION 3 – SECURITIES AND TRADING MARKETS

Item 3.02 Unregistered Sales of Equity Securities

The information set forth in Item 5.02 is incorporated into this Item 3.02 by reference.

The issuance of the above securities was made in reliance upon an exemption from registration pursuant to Section 4(a)(2) under the Securities Act of 1933 and/or Regulation D promulgated thereunder.

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective May 23, 2016, the Company’s board of directors appointed J. Richard Iler (“ILER”) to act as its Chief Financial Officer. Iler replaced Lorraine Yarde, who resigned on May 23, 2016, in the position as Chief Financial Officer. Ms. Yarde will continue to serve as our Chief Executive Officer and Director.

The description of Iler’s employment history is set forth below.

Over the last 5 years, Mr. Iler has been employed from as an interim Chief Financial Officer for U.S Integrated Freight, a regional trucking company which business model was based on acquisitive growth.

In 2013 and 2014, Mr. Iler was part of a team from Robert Half and Ernst and Young responsible for the restatement of 19 quarters of public filings. His responsibilities involved the addressing of liquidity portions of the Management Discussion and Analysis and Notes to Financial Statements.

In August 2013, Mr. Iler and a partner co-found the creation of a cybersecurity company, InfoGPS. He performed the incorporation of the company in January 2014 and was responsible for sourcing the business incubator and led the capital raising efforts. The company secured grants and loans from state development agencies which totaled $280,000. He performed the duties of a Chief Financial Officer during his tenure including the oversight of the preparation of financial statements and financial reporting to the investors. He has served as a director on the board during this time.

There are no family relationships between Iler and any of the Company’s directors or executive officers.

Aside from the following, Iler has not had any material direct or indirect interest in any of the Company’s transactions or proposed transactions over the last two years.

Effective May 23, 2016, the Company entered into a six month employment agreement with Iler. The agreement may be terminated on the earlier of (i) ILER’s death or mental or physical disability or incapacity, (ii) ILER’s resignation or (iii) termination by the Company at any time. Under the agreement, the Company agreed to compensate ILER up to $100,000 annually and, subject to meeting certain assigned goals, the Company agreed to pay him a bonus of 25% of his salary per year. The Company will immediately grant to ILER an option under the Company’s 2015 Equity Incentive Plan to purchase 25,000 shares of the Company's Common Stock with vesting and strike prices set forth in the agreement.

ILER is entitled to participate in any existing employee health and welfare benefit plans.

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Upon termination of employment, ILER may be entitled to receive certain post-termination severance benefits depending upon whether such termination is by the Company without Cause, in relation to a Change of Control, a resignation by ILER for Good Reason, or by reason of ILER’s death or disability (as such terms are defined in the agreement). In the event the Company terminates ILER’s employment without Cause or ILER elects a resignation for Good Reason, ILER shall be entitled to receive as severance his Base Salary for a period equal to the number of complete months he has worked for the Company, up to a maximum of twelve (12) months.

A copy of the employment agreement is attached hereto as Exhibit 10.1, and is incorporated herein by reference. The foregoing description of the employment agreement is qualified in its entirety by reference to the full text thereto.

Section 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
10.1	Employment Agreement, dated May 23, 2016 with Iler

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RX Safes, Inc.

/s/ Lorraine Yarde

Lorraine Yarde

CEO

Date: May 23, 2016

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